Exhibit 99.1


                   [LETTERHEAD OF UNITED NATURAL FOODS, INC.]


IMMEDIATE RELEASE
March 1, 2005

           UNITED NATURAL FOODS ANNOUNCES A 28% INCREASE IN NET SALES, A 32% INCREASE IN NET INCOME, EXCLUDING SPECIAL ITEMS, AND
              A 31% INCREASE IN NET INCOME, INCLUDING SPECIAL ITEMS

   Reports Record Sales of $504.7 Million in the Second Quarter of Fiscal 2005

Dayville, Connecticut - March 1, 2005 -- United Natural Foods, Inc. (Nasdaq:
UNFI) today reported net income of $9.4 million for the second quarter of fiscal 2005, ended January 31, 2005, or $0.23 per share on a diluted basis, excluding special items. Net income for the second quarter of fiscal 2005, including special items was $9.2 million, or $0.22 per share on a diluted basis. The recent acquisition of Select Nutrition Distributors (SND) had a negative impact on diluted earnings per share in the current quarter of $0.004. We expected dilution from SND as stated in our press release dated December 21, 2004. In addition higher fuel costs negatively impacted diluted earnings per share during the quarter by $0.01 relative to expected cost levels, and $0.02 compared to actual costs in the second quarter of fiscal 2004.

Net sales for the second quarter of fiscal 2005 were $504.7 million, an increase of $111.5 million, or 28.3%, from the $393.2 million recorded in the second quarter of fiscal 2004. On a comparable growth analysis, subtracting SND and Wild Oats Markets, Inc., wholesale revenue growth was 14.5% for the current quarter compared to last year.

Net income for the second quarter of fiscal 2005, excluding the effect of special items, increased 32.3% to $9.4 million, or $0.23 per diluted share, compared to $7.1 million, or $0.18 per diluted share, excluding special items, for the quarter ended January 31, 2004. The special items for the second quarter of fiscal 2005 included certain labor costs associated with the closing of the Mounds View, MN facility. This closing was completed in the second quarter of fiscal 2005. Net income for the second quarter of fiscal 2005, including the effect of special items, increased 31.0% to $9.2 million, or $0.22 per diluted share, compared to $7.0 million, or $0.17 per diluted share, for the quarter ended January 31, 2004.

The following table details the amounts and effects of this special item:

--------------------------------------------------------------------------------
Quarter Ended January 31, 2005                Pretax                 Per diluted
(in thousands, except per share data)         Income    Net of Tax      share
                                              ------    ----------      -----

Income, excluding special items:              $15,474      $9,439       $0.23

Special items - Income/(Expense)
Related to the closing of the Mounds View,
Minnesota facility (included in operating
expenses)                                        (353)       (215)      (0.01)

--------------------------------------------------------------------------------
Income, including special items:              $15,121      $9,224       $0.22
================================================================================

The special items for the second quarter of fiscal 2004 consisted of a non-cash income item related to the change in fair value of interest rate swaps and the related option agreements. As previously reported, these interest rate swaps, which are "ineffective" swaps, have been assigned and will no longer be included as a special item. In addition, certain equipment rental and labor costs were recorded in the second quarter of fiscal 2004 for start-up and transition costs associated with implementing the Company's primary distribution relationship with Wild Oats Market, Inc.

The following table details the amounts and effects of the special items for quarter ending January 31, 2004:

--------------------------------------------------------------------------------
Quarter Ended January 31, 2004                Pretax                 Per diluted
(in thousands, except per share data)         Income    Net of Tax      share
                                              ------    ----------      -----

Income, excluding special items:             $11,695     $7,134        $0.18

Special items - Income/(Expense)
Related to the transition to the primary
distributorship for Wild Oats Market, Inc.
(included in operating expenses)                (551)      (336)       (0.01)

Interest rate swap and related agreements
(change in fair value of financial
instruments)                                     400        244         0.01

--------------------------------------------------------------------------------
Income, including special items:             $11,544     $7,042        $0.17*
================================================================================
* Totals reflect rounding

All non-GAAP numbers have been adjusted to exclude special charges. A reconciliation of specific adjustments to GAAP results for the quarters ended January 31, 2005, and January 31, 2004, is included in the financial tables shown above. A description of the Company's use of non-GAAP information is provided under "Non-GAAP Results" below.

The non-cash item from the change in fair value on interest rate swap agreements was caused by favorable changes in interest rate yield curves during the quarter ended January 31, 2004. As previously reported, on December 29, 2003, the Company assigned and transferred all of its obligations of its two "ineffective" interest rate swaps to a third party at a cost of $5.4 million plus accrued interest. As a result of this assignment, these "ineffective" swaps will no longer be included as a special item for future fiscal periods. These "ineffective" swaps were included as a special item for the second quarter of fiscal 2004.

The Company entered into interest rate swap agreements in October 1998, August 2001 and April 2003. The October 1998 and August 2001 agreements are "ineffective" hedges. Applicable accounting treatment requires that the Company record the changes in fair value of the October 1998 and August 2001 agreements in its consolidated statement of income, rather than within "other comprehensive income" in its statement of stockholders' equity. The changes in fair value are dependent upon the forward looking yield curves for each swap. The April 2003 agreement is an "effective" hedge and therefore does not require this treatment. The Company believes that its October 1998 and August 2001 agreements are special items that are excludable as non-recurring items. First, the Company only intends to enter into "effective" hedges going forward. This stated intention began with the April 2003 agreement. Second, the Company believes that the October 1998 and August 2001 agreements may distort and confuse investors if the change in fair value cannot be treated as a special charge because their inclusion directly impacts the Company's reported earnings per share. A change in fair value, whether positive or negative, can significantly increase or decrease the Company's reported earnings per share. For example, the Company recorded a positive change in fair value for the second quarter of fiscal 2004 that increased its earnings per share by $0.01. If the Company was prohibited from excluding this item as a special charge, it would artificially inflate its reported earnings per share and thereby mislead investors as to its financial condition.

Comments from Management

Steven Townsend, Chief Executive Officer, said, "We are pleased with our current continued strong performance highlighted by our success in meeting the growing consumer demand for natural and organic foods. During the quarter we realized solid increases in net sales, net income and earnings per share, all indications that our sales, marketing and operational strategies are on target. We remain focused on serving a broad customer base and are pleased to achieve strong year over year sales growth rates to independents, conventional mass market and supernaturals. Looking ahead, we remain committed to meeting the needs of all our customers while consistently providing high service levels across our entire distribution network."

Conference Call

Management will conduct a conference call and audio webcast at 11:00 a.m. EST on March 1, 2005 to review the Company's quarterly results, market trends and future outlook. The conference call dial-in number is (303) 262-2125. The audio webcast will be available, on a listen only basis, via the Internet at www.fulldisclosure.com or at the Investor Relations section of the Company's website, www.unfi.com. Please allow extra time to the webcast to visit the site and download any software required to listen to the Internet broadcast. The online archive of the webcast will be available for 30 days.

About United Natural Foods

United Natural Foods, Inc. carries and distributes over 43,000 products to more than 21,000 customers nationwide. The Company serves a wide variety of retail formats including conventional supermarket chains, natural product superstores, independent retail operators and the food service channel. For more information on United Natural Foods, Inc., visit the Company's website at www.unfi.com.



                             Financial Tables Follow

For more information on United Natural Foods, Inc., visit the Company's website at www.unfi.com.

AT THE COMPANY:                             FINANCIAL RELATIONS BOARD
--------------------------------------------------------------------------------
Rick Puckett                                Joseph Calabrese
Chief Financial Officer                     General Information
(860) 779-2800                              (212) 445-8434

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, including but not limited to general business conditions, the impact of competition and our dependence on principal customers, see "Risk Factors" in the Company's quarterly report on Form 10-Q filed with the Commission on December 10, 2004, and its other filings under the Securities Exchange Act of 1934, as amended. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company is not undertaking to update any information in the foregoing reports until the effective date of its future reports required by applicable laws. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.

Non-GAAP Results: To supplement its financial statements presented on a GAAP basis, the Company uses non-GAAP additional measures of operating results, net earnings and earnings per share adjusted to exclude special charges. The Company believes that the use of these additional measures is appropriate to enhance an overall understanding of its past financial performance and also its prospects for the future as these special charges are not expected to be part of the Company's ongoing business. The adjustments to the Company's GAAP results are made with the intent of providing both management and investors with a more complete understanding of the underlying operational results and trends and its marketplace performance. For example, these adjusted non-GAAP results are among the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with generally accepted accounting principles in the United States of America. A comparison and reconciliation from non-GAAP to GAAP results is included in the tables within this release.

                           UNITED NATURAL FOODS, INC.
                  CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
                      (In thousands, except per share data)

                                                            Three months ended           Six months ended
                                                               January 31,                 January 31,
                                                         ----------    ----------    ----------    ----------
                                                            2005          2004          2005          2004
                                                         ----------    ----------    ----------    ----------

Net sales                                                $  504,710    $  393,248    $  982,252    $  774,631

Cost of sales                                               409,385       314,463       794,484       619,673
                                                         ----------    ----------    ----------    ----------
                 Gross profit                                95,325        78,785       187,768       154,958
                                                         ----------    ----------    ----------    ----------

Operating expenses                                           78,577        65,386       153,173       128,318

Restructuring charge                                             --            --           170            --

Amortization of intangibles                                     172           234           314           466
                                                         ----------    ----------    ----------    ----------
                Total operating expenses                     78,749        65,620       153,657       128,784
                                                         ----------    ----------    ----------    ----------

                Operating income                             16,576        13,165        34,111        26,174
                                                         ----------    ----------    ----------    ----------

Other expense (income):
         Interest expense                                     1,577         2,133         3,010         4,454
         Change in fair value of financial instruments           --          (400)           --          (704)
         Other, net                                            (122)         (112)         (223)         (230)
                                                         ----------    ----------    ----------    ----------
                 Total other expense                          1,455         1,621         2,787         3,520
                                                         ----------    ----------    ----------    ----------

                 Income before income taxes                  15,121        11,544        31,324        22,654

Income taxes                                                  5,897         4,502        12,216         8,835
                                                         ----------    ----------    ----------    ----------
                Net income                               $    9,244    $    7,042    $   19,108    $   13,819
                                                         ==========    ==========    ==========    ==========

Per share data (basic):

                Net income                               $     0.23    $     0.18    $     0.47    $     0.35
                                                         ==========    ==========    ==========    ==========

Weighted average basic shares of common stock                40,400        39,196        40,261        39,124
                                                         ==========    ==========    ==========    ==========

Per share data (diluted):

                Net income                               $     0.22    $     0.17    $     0.46    $     0.34
                                                         ==========    ==========    ==========    ==========

Weighted average diluted shares of common stock              41,495        40,750        41,369        40,563
                                                         ==========    ==========    ==========    ==========

                           UNITED NATURAL FOODS, INC.
                     CONSOLIDATED BALANCE SHEETS (Unaudited)
                                 (In thousands)

                                                                 January 31,    July 31,
                                                                     2005         2004
                                                                 ----------    ----------
ASSETS
Current assets:
    Cash                                                         $    4,198    $   13,633
    Accounts receivable, net                                        139,990       106,178
    Notes receivable, trade, net                                        766           772
    Inventories                                                     214,738       196,171
    Prepaid expenses                                                  9,524         7,007
    Deferred income taxes                                             8,061         7,610
                                                                 ----------    ----------
       Total current assets                                         377,277       331,371

Property & equipment, net                                           117,747       114,140

Other assets:
    Goodwill                                                         67,240        57,242
    Notes receivable, trade, net                                      1,960         1,601
    Intangible assets, net                                              373           154
    Other                                                             5,665         4,259
                                                                 ----------    ----------

       Total assets                                              $  570,262    $  508,767
                                                                 ==========    ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                             $   91,500    $   80,875
    Notes payable - line of credit                                  129,826       107,004
    Accrued expenses and other current liabilities                   30,791        29,501
    Current portion of long-term debt                                 6,078         4,766
                                                                 ----------    ----------
       Total current liabilities                                    258,195       222,146

Long-term debt, excluding current portion                            38,317        43,978
Deferred income taxes                                                 8,127         7,730
Other long-term liabilities                                             490           137
                                                                 ----------    ----------
       Total liabilities                                            305,129       273,991
                                                                 ----------    ----------

Commitments and contingencies

Stockholders' equity:
  Preferred stock, $0.01 par value, authorized 5,000 shares at
    January 31, 2005 and July 31, 2004, respectively; none
    issued and outstanding                                               --            --
  Common stock, $0.01 par value, authorized 50,000 shares;
    issued and outstanding 40,792 and 40,118 at January 31,
    2005 and July 31, 2004, respectively                                408           401
  Additional paid-in capital                                        112,365       101,118
  Unallocated shares of ESOP                                         (1,686)       (1,768)
  Accumulated other comprehensive income                                153           240
  Retained earnings                                                 153,893       134,785
                                                                 ----------    ----------
     Total stockholders' equity                                     265,133       234,776
                                                                 ----------    ----------

Total liabilities and stockholders' equity                       $  570,262    $  508,767
                                                                 ==========    ==========

                           UNITED NATURAL FOODS, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
                                 (In thousands)

                                                                    Six months ended
                                                                      January 31,
                                                                ------------------------
                                                                   2005          2004
                                                                ----------    ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                      $   19,108    $   13,819
Adjustments to reconcile net income to net cash
  provided by (used in) operating activities:
    Depreciation and amortization                                    6,438         5,531
    Change in fair value of financial instruments                       --          (704)
    Gains on disposals of property & equipment                         (12)          (22)
    Provision for doubtful accounts                                    998         1,320
Changes in assets and liabilities, net of acquired companies:
    Accounts receivable                                            (31,408)      (10,861)
    Inventory                                                      (14,359)      (17,185)
    Prepaid expenses and other assets                               (4,010)       (1,743)
    Notes receivable, trade                                           (353)       (1,722)
    Accounts payable                                                 5,756        11,943
    Accrued expenses and other current liabilities                    (181)       (1,838)
    Financial instruments                                               --        (5,400)
    Tax effect of stock options                                      5,193           921
                                                                ----------    ----------
     Net cash used in operating activities                         (12,830)       (5,941)
                                                                ----------    ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures                                                (9,039)       (9,335)
Purchases of acquired businesses, net of cash acquired              (6,168)           (6)
Proceeds from disposals of property and equipment                      114           141
                                                                ----------    ----------
     Net cash used in investing activities                         (15,093)       (9,200)
                                                                ----------    ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings under note payable                                   17,101        10,328
Proceeds from exercise of stock options                              6,061         2,759
Repayments on long-term debt                                        (4,349)       (2,098)
Principal payments of capital lease obligations                       (325)         (537)
Proceeds from issuance of long-term debt                                --         9,904
                                                                ----------    ----------
     Net cash provided by financing activities                      18,488        20,356
                                                                ----------    ----------

NET (DECREASE) INCREASE IN CASH                                     (9,435)        5,215
Cash at beginning of period                                         13,633         3,645
                                                                ----------    ----------
Cash at end of period                                           $    4,198    $    8,860
                                                                ==========    ==========

Supplemental disclosures of cash flow information:
Cash paid during the period for:
     Interest                                                   $    3,067    $    4,354
                                                                ==========    ==========
     Income taxes, net of refunds                               $    6,062    $    9,079
                                                                ==========    ==========